UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2014

ADVANCED BIOENERGY, LLC

(Exact name of Registrant as Specified in Charter)

Delaware	000-52421	20-2281511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Norman Center Drive
Suite 610
Bloomington, MN	55437
(Address of Principal Executive Offices)	(Zip Code)

763-226-2701

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 28, 2014, Advanced BioEnergy, LLC (the “Company”) held its Regular Meeting of Members (the “Regular Meeting”). Of the Company’s 25,410,851 membership units outstanding and entitled to vote at the Regular Meeting, 18,453,524 membership units or 72.6% were present either in person or by proxy.

The following describes the matters considered by the Company’s members at the Regular Meeting, as well as the final results of the votes cast at the meeting.

1.	To set at seven the number of directors to be elected for a term of one year or until their successors are elected and qualified.

For	Against	Abstain
18,187,638	85,188	109,341

2.	To elect seven directors to serve for a period of one year or until their successors are elected and qualified.

Nominee	For	Withhold
Scott A. Brittenham	18,185,270	143,846
Jonathan K. Henness	18,208,457	120,659
Joshua M. Nelson	18,215,957	113,159
Bryan A. Netsch	18,215,957	113,159
Bruce L. Rastetter	18,204,142	124,974
Troy L. Otte	18,250,958	78,158
Richard R. Peterson	18,233,522	95,594

3.	To ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014.

For	Against	Abstain
18,248,405	44,722	129,987

4.	To cast a non-binding advisory vote approving executive compensation.

For	Against	Abstain
17,827,623	272,606	323,707

As a result, each nominee listed in Proposal 2 was elected as a director of the Company and Proposals 1, 3 and 4 were approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOENERGY, LLC

By:	/s/ Richard R. Peterson
Richard R. Peterson
President, Chief Executive Officer and
Chief Financial Officer

Date: April 3, 2014